WRITTEN ACTION OF DIRECTORS
                                       OF
                               AM MARKETING, INC.

We  the  undersigned,   being  the  directors  of  AM  Marketing,  Inc.,  (  the
"Corporation") by written consent hereby given, do hereby take the following actions as actions of the Directors of this Corporation, to wit:

                                        I

WHEREAS,   substantial  changes  in  circumstances  have  occurred  within  this
Corporation since the time of it's incorporation,

WHEREAS, Mr. Kevin Ericksteen, Director and President of the Corporation has tendered his resignation as both Director and President,

BE IT RECORDED, that the Directors of this Corporation hereby accept Mr. Ericksteen's resignation, said resignation to be effective with the appointment of, and written acceptance by Mr. Dick Ford to the Corporation's Board of Directors and as the Corporation's President.


Dated:  January 2, 2002

                                                /s/ Kevein Ericksteen
                                                ---------------------------
                                                Kevin Ericksteen, Director